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                                                                 EXHIBIT 24.1(b)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement and related Reoffer Prospectus (Form S-8 No. 33-58146) pertaining to the Amended and Restated 1988 Employee Stock Purchase Plan of The Warnaco Group, Inc. of our report dated February 23, 1995, with respect to the consolidated financial statements and schedule of The Warnaco Group, Inc. included in the Annual Report (Form 10-K) for the year ended January 6, 1996.

                                          ERNST & YOUNG LLP

New York, New York
March 18, 1996




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